Exhibit 99.1

Stran & Company Promotes Jack Audibert to Chief Strategy Officer and Chief Compliance Officer

Quincy, MA / November 28, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, is pleased to announce that its Board of Directors has appointed Jack Audibert to Chief Strategy Officer (CSO) and Chief Compliance Officer (CCO). Mr. Audibert had previously served as Vice President of Growth and Strategic Initiatives since joining the Company in 2020. This expanded role aligns the Company’s leadership structure with its growth priorities and evolving operational needs.

“Jack has been an invaluable member of our senior management team for many years,” said Andy Shape, Chief Executive Officer of Stran. “His leadership has supported the Company through multiple phases of expansion, from our earlier development efforts through to our IPO and subsequent growth as a public company. He has played a central role in both our organic initiatives and our M&A strategy, including the acquisition and integration of six companies. His strategic discipline, operational insight, and deep understanding of our business have been instrumental in advancing our long-term objectives, and we look forward to his continued contributions as we work to further strengthen our leadership position in the multi-billion-dollar promotional products industry.”

“I’m honored by the confidence the Board and Andy have placed in me,” said Mr. Audibert. “Stran has entered an exciting phase of growth, and I’m committed to helping drive disciplined execution across our strategic initiatives, integrations, and expanding operational footprint. We have a tremendous opportunity to build on our heritage, strengthen our leadership position in the industry, and continue delivering value for our customers, partners, and shareholders.”

Mr. Audibert’s expanded responsibilities formalize oversight areas he has long influenced across the organization while positioning him to play an even greater role in shaping the Company’s future. As CSO, he will continue to lead Stran’s corporate planning, evaluate and advance new growth opportunities, and guide the strategic framework supporting the Company’s next phase of expansion. As CCO, he will oversee Stran’s regulatory and compliance functions, which are increasingly critical given the expanding operational footprint of the Company’s Stran Loyalty Solutions segment. Following the Gander Group acquisition, casino-related licensing, regulatory obligations, and compliance requirements demand heightened structure and coordination. Formalizing Mr. Audibert’s role provides this structure and positions the Company to scale effectively, integrate future acquisitions, and execute its strategic priorities.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunity, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com